SECURITIES LENDING AGENCY AGREEMENT


      THIS SECURITIES LENDING AGENCY AGREEMENT ("Agreement") is entered into as of August 28th, 1997, by and among Key Trust Company of Ohio, N.A., located in Cleveland, Ohio (the "Agent"), The Victory Funds (the "Principal") on behalf of each Fund (as hereinafter defined) individually and not jointly, and Key Asset Management Inc. (the "Adviser").

      WHEREAS,  the Principal is a Delaware  business  trust doing business as a
series  of  open-end  management   investment  companies  registered  under  the
Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Board of Trustees (the "Board") of the Principal, on behalf of each series fund set forth on Exhibit A hereto, (each a "Fund" and collectively the "Funds") individually and not jointly have adopted Securities Lending Guidelines in the form attached hereto as Exhibit B (the "Board Policy"), pursuant to which each Fund may participate in the securities lending program established pursuant to this Agreement and may lend its portfolio securities in accordance with, and subject to the terms and conditions of, the Board Policy;

      WHEREAS, the Board has delegated to the Adviser pursuant to the Board Policy certain responsibilities and duties with respect to the securities lending program; and

      WHEREAS, the Agent serves as custodian of each Fund and in such capacity has agreed to perform the services described hereunder as Agent on behalf of the Principal and the Funds;

      WHEREAS, the Principal desires to appoint the Agent as its agent for the purpose of lending a portion of the securities held or beneficially owned by the Funds, with the exception of those securities or types of securities listed on Exhibit C attached hereto (the "Securities"), on the terms and conditions set forth below and the Agent is willing to accept such appointment;

      NOW, THEREFORE, the Principal, the Adviser and the Agent agree as follows:

      1. The Principal hereby authorizes and directs the Agent to lend Securities on behalf of the Funds in accordance with the terms and conditions of this Agreement and the Board Policy.

            The Adviser shall direct the activities of the Agent hereunder and shall be responsible for negotiating and approving the terms of each loan of Securities, selecting an approved borrower, approving the collateral to


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            be pledged and directing the investment of any cash collateral,  all in accordance with the Board Policy. The Agent shall deliver and arrange for the return of loaned Securities, monitor the daily value of Securities loaned and collateral received, demand additional collateral when required of borrowers, perform recordkeeping and accounting services with respect to the securities lending program, invest the Collateral in Approved Investments (as defined in the Board Policy) as directed by the Adviser and perform such other functions as the Adviser may reasonably prescribe. All activities of the Agent and Adviser in connection with such securities lending program shall be performed in accordance with the terms of this Agreement and the Board Policy. In the event of any conflict between this Agreement and the Board Policy, the Board Policy shall govern;
            provided,   however,   that  the  Principal  shall  give  the  Agent
            thirty-one (31) days prior written notice of any amendments to the Board Policy, where practicable; provided, further, that in the event the Board Policy is amended such that the policy becomes inconsistent with this Agreement, the Agent may immediately cease lending Securities on behalf of the Funds and may terminate this Agreement as provided in paragraph 15 hereof. Notwithstanding any other provision of this Agreement, upon notice to the Agent, the Principal or the Adviser, in their sole discretion, may amend Exhibit C hereto to limit or restrict the ability of Agent to lend a particular Security or Class of Securities.

      2. Securities may be lent to one or more broker-dealer(s) or bank(s) selected by the Agent from time to time from the list of authorized borrowers approved by the Principal as set forth on Exhibit D hereto and in accordance with the Board Policy. Each loan of Securities hereunder shall be for the separate account of the Fund that owns such Securities, be terminable upon notice by the Agent, if so directed by the Adviser, and be made pursuant to the terms of a written agreement with the borrower, substantially in the form of the Master Securities Loaning Agreement attached hereto as Exhibit E (a "Securities Loan Agreement") and no such Securities Loan Agreement shall be amended in any material respect by the Agent except with the prior consent of the Principal. The Principal acknowledges and agrees that any Securities transferred to a borrower may be registered or held in the name of and voted by the borrower or others; provided, however, that except as provided below, for any reason and at any time, the Adviser, in its sole discretion, may instruct the Agent to terminate any loan immediately. Notwithstanding the foregoing, in the event the Adviser wishes to exercise voting rights with respect to any loaned Securities, the Adviser shall use its best efforts to so instruct the Agent at least two (2) weeks prior to the record date for such vote. In either event, upon receipt of direction by Adviser, the



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            Agent  shall,  as directed by the  Adviser,  require the borrower to return such securities as provided in paragraph 5 hereof. The Principal hereby consents to the Agent's revealing the Principal's identity to borrowers of the Securities.

            The Agent shall reasonably allocate demand for borrowed securities among the Funds and Agent's other securities lending customers. The Principal acknowledges and agrees that, if the Agent acts reasonably and equitably in allocating demand for borrowed securities, the Principal will have no claim against the Agent based on, or relating to, loans made for other customers of Agent or for the Agent's own account (in its corporate capacity), or based on loan opportunities the Agent declines or refuses under this Agreement, whether or not the Agent has made fewer or more loans for any other customer or for the Agent's own account (in its corporate capacity) than for the Principal, and whether or not any loan for another customer or for the Agent's own account (in its corporate capacity) or an opportunity declined or refused could have resulted in loans made hereunder on behalf of the Principal.

      3. The Principal represents and warrants that it has the power to authorize the Agent to lend the Securities on behalf of the Funds, the lending of Securities pursuant to this Agreement has been duly authorized by all necessary action, corporate or otherwise, on the part of Principal and each Fund, and will not violate any law, regulation, charter, by-law or other instrument, restriction or provision applicable to the Principal or any Fund and that, as to any Securities loaned at any time and from time to time on behalf of any Fund, such Fund will be the owner thereof with clear title thereto and no lien, charge or encumbrance upon such Securities shall exist except as otherwise created pursuant to this Agreement. The Principal has no knowledge of any facts or restrictions which would affect transfer by the Agent of the Securities to broker-dealer(s) or bank(s), or the use of the Securities so transferred by broker-dealer(s) or bank(s), and agrees to immediately notify the Agent in writing upon becoming aware of any such restriction or to cause the Adviser to so notify the Agent.

            The Agent represents and warrants that it has all requisite corporate power and authority to enter into this Agreement and to perform the obligations to be performed by it hereunder.

      4. The Adviser shall notify the Agent of any sales or transfers of Securities on loan by no later than the trade date when practical, but in any event, no later than 9:00 a.m. E.S.T. the next business day after trade date, to permit the Agent to effect the timely recall of the


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

            loaned Securities from the borrower as provided in paragraph 5 hereof. The Agent agrees that notice of any sale or transfer received by it in the ordinary course of its business as custodian on behalf of the Funds shall be sufficient notice under this Agreement. Except as otherwise provided herein for purposes of this Agreement, a "business day" is any day on which both the Agent and the borrower are open for business.

      5. The Agent will require the borrower to return the Securities on loan within the lesser of the following time limits: (i) within the customary delivery period for such Securities from the time notice of recall is received by the borrower; (ii) within three business days from the time such notice is received in the case of equities and corporate bonds; or (iii) within one business day from the time such notice is received in the case of U.S. Government bonds or notes. For purposes of this paragraph 5 only, a "business day" is any day on which the principal trading market of loaned Securities is open for business.

      6.    Except  as  otherwise   directed  or  approved  by  the  Adviser  in
            accordance with the Board Policy, the Agent will require the borrower of the loaned Securities to provide collateral consisting of cash, securities issued or guaranteed by the U.S. Government or its agencies, or in such other forms approved by the Principal in writing ("Collateral"), which will initially be no less than 102% of the market value of the loaned Securities plus the accrued interest on debt securities which comprise all or part of the loaned Securities, and which will be maintained daily by the borrower at no less than 100% of such market value plus the accrued interest on debt securities which comprise all or part of the loaned Securities. The Agent agrees to mark loans of Securities to market daily in accordance with the foregoing requirements. The Agent will invest any cash Collateral in Approved Investments as defined in the Board Policy and as directed by the Adviser. All Collateral, including investments of cash Collateral, shall be allocated among the Funds in relation to the Securities loaned by such Fund and, with respect to Collateral so allocated, shall be for the sole account and risk of such Fund. To the extent any loss arising out of such investments results in a deficiency in the amount of Collateral available for return to a borrower pursuant to the applicable Securities Loan Agreement, the Fund to which such Collateral was pledged shall pay the Agent on demand cash in an amount equal to such deficiency. All cash Collateral will be invested by the Agent as quickly as commercially practicable. Agent is authorized to utilize any recognized independent pricing information service (or if no valuation is available through such service, any other


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            valuation  service  approved by the Adviser) in order to perform its
            valuation   responsibilities  with  respect  to  loaned  Securities,
            Collateral and investments, and the Adviser agrees to hold Agent harmless from and against any loss or damage suffered or incurred as a result of errors or omissions of any such approved pricing information service.

      7. If the Agent or the Adviser determines that any event of default by the borrower under a Securities Loan Agreement has occurred, the Agent is hereby authorized and directed to terminate all outstanding loans to such borrower under the Securities Loan Agreement and to use the Collateral to acquire replacement securities of the exact same type and kind as the Securities which were loaned to the borrower or to permit the curing of any other default by the borrower. If the Agent concludes that such acquisition or cure is not possible, then the Agent shall so advise the Adviser and will thereafter act only in accordance with the Adviser's written or oral directions with respect to using the Collateral to acquire securities specified by the Adviser to replace the Securities which the borrower failed to return.

      8. As directed by the Adviser, the Agent shall settle, compromise or submit to arbitration on behalf of a Fund any claims, debts or damages arising out of any loan of the Securities and may defend suits or legal proceedings and act, in its capacity as Agent, as the named party in all suits or legal proceedings involving or related to any loan of Securities; provided, however, that the Agent will not be required to take any such action until it is first indemnified by the Principal to the Agent's satisfaction. All costs and expenses incurred in connection therewith (including, but not limited to, reasonable attorney fees) shall be born solely by the relevant Fund.

      9. The Principal agrees that the Agent will be entitled to reasonable compensation for securities lending services hereunder determined as follows: the Agent's compensation will be computed monthly in arrears and will be forty percent (40%) of the sum of all interest, dividends and other distributions earned from the investment of Collateral in Approved Investments, net of rebates paid by Agent to borrowers and net of brokerage commissions, if any, incurred in making or liquidating Approved Investments. The Agent shall bear all costs and expenses incurred by it in performing its obligations hereunder and shall have no claim against the Principal or the Funds with respect to such costs or expenses. In the event of any claim against Agent by a third party arising out of the Agent's duties hereunder, or in the event Agent asserts a claim against any third party at the direction of the Adviser, the Fund to which such claim relates shall reimburse Agent for and hold it harmless from and


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            against any and all costs, expenses, damages, liabilities or claims, including reasonable fees and expenses of counsel, which Agent may sustain or incur or which may be asserted against Agent by reason of or as a result of any action taken or omitted by Agent in connection with operating under this Agreement, other than those costs,
            expenses,  damages,   liabilities  or  claims  arising  out  of  the
            negligence, bad faith or willful misconduct of Agent or a breach of its obligations under this Agreement. The foregoing obligation will be paid directly by the relevant Fund, and not paid out of Fund assets  held  under  this  Agreement,  and  shall  be  a  continuing
            obligation  of  the  Fund   notwithstanding   termination   of  this
            Agreement.

      10. Agent shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligations shall be implied against Agent in connection with this Agreement.

      11. The Agent shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees) incurred by the Principal or the Funds, except those costs, expenses, damages, liabilities or claims arising out of the Agent's negligence, bad faith or willful misconduct. Without limiting the generality of the foregoing, the Agent shall have no obligation under any circumstances for costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees), which are sustained or incurred by reason of: (i) errors or omissions of the Principal, the Funds, the Adviser or any securities depository, clearing corporation or wire transfer or other electronic transfer service or system used in transferring the Securities or Collateral (including, without limitation, any such service or system of the Depository Trust Company or any Federal Reserve Bank); (ii) any restriction or limitation on the availability or use of the Collateral arising by operation of law or contract; (iii) in the case of cash Collateral, any depreciation, diminution or decrease in the value of the cash Collateral caused by or attributable to losses incurred through the investment of the cash Collateral including, without limitation, any loss in the form of negative net earnings resulting from or attributable to mismatched cash placements and any interest rate exposure resulting therefrom; or (iv) except as provided in paragraph 20 hereof, any failure or refusal by a borrower of the Securities to maintain Collateral in accordance with paragraph 6 above. The Agent may, with respect to questions of law, apply for and obtain the advice and opinion of competent counsel reasonably acceptable to Principal and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. In no event will the


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            Agent be liable for special,  indirect or consequential  damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

      12. The Agent will require each borrower to supply the Agent and the Adviser with such statements of financial condition and other relevant information as the Adviser deems reasonably necessary in its sole discretion to evaluate the borrower's creditworthiness.

      13. Any corporation or association into which the Agent may be merged or with which it may be consolidated, or any corporation or association resulting from any merger, reorganization or consolidation to which the Agent may be a party, shall be its successor under this Agreement without the execution or filing of any instrument or the performance of any further act. This Agreement shall be binding upon and enforceable by any successor of the Principal. Notwithstanding the foregoing, this Agreement will terminate in the event of an "assignment" by the Adviser or the Agent as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); provided, however, that consistent with Rule 2a-6 under the Investment Company Act, an internal merger, reorganization or consolidation of the Agent which does not result in a change of actual control or management by its ultimate parent corporation shall not be deemed an "assignment" for purposes of this Agreement.

      14. This Agreement may be amended from time to time by a written instrument signed by the Principal, the Adviser and the Agent; provided that any additions or deletions to the list of authorized broker-dealer(s) or bank(s) as borrowers, as set forth on Exhibit D, may be by delivery of a written notice from the Adviser, on behalf of the Principal, to the Agent.

      15. Either party may terminate this Agreement on thirty (30) days written notice to the other party (the date so specified for termination of this Agreement being hereafter referred to as the "Termination Date"), unless such other party shall accept as adequate a shorter notice, and the Agent will not make any further loans of the Securities or renew or extend any existing loans after the Termination Date; provided, however, that this Agreement will continue in full force and effect with respect to and until such time as all loans made prior to the Termination Date have matured and been settled. The parties hereto acknowledge that this Agreement shall be subject to annual review


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            and approval by the Board of Trustees of the  Principal on behalf of the Funds, individually and not jointly.

      16. Agent shall be entitled to rely upon any certificate, written or oral instruction actually received by Agent from the Principal or the Adviser and reasonably believed by Agent to be duly authorized and delivered. The Adviser agrees to forward to Agent written instructions on behalf of itself and the Principal confirming oral instructions in such manner so that such written instructions are received by Agent by the close of business of the same day that such oral instructions are given to Agent. Principal and the Adviser agree that the fact that such confirming written instructions are not received or that contrary instructions are received by Agent shall in no way affect the validity or enforceability of the transactions authorized by the Adviser. In this regard, the records of Agent shall be presumed to reflect accurately any oral instructions given by a person authorized to act on behalf of the Adviser or the Principal or a person reasonably believed by Agent to be such a person.

      17. This Agreement supersedes any other agreement among the Agent, the Adviser and the Principal concerning securities lending. Each and every right granted to the Agent hereunder or under any other document delivered hereunder or in connection herewith, or allotted by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Agent of any right preclude any other or future exercise thereof or the exercise of any other right. This Agreement will be construed and enforced according to the laws of the State of Ohio without regard to principles of conflict of laws and, to the extent of any federal preemption, the laws of the United States of America. The parties irrevocably consent to the exclusive jurisdiction of any court of competent jurisdiction located in Cuyahoga County, Ohio with respect to any litigation relating to this Agreement. In case any provision of this Agreement is determined to be invalid, that fact shall not affect the validity of any other provision hereof.

      18. Except as specifically provided in paragraphs 14 and 15 hereof, in any case where this Agreement provides for or permits the giving of any notice, such notice may be given in either of the following ways, in the discretion of the party giving the notice: (1) the notice may be given by telephone, telegraph or telecopier transmission, provided that the party giving the notice has reasonable grounds to believe that the other party actually received the notice so given and provided further that the party so giving the notice confirms it in a writing


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            deposited in the United States mail, postage prepaid,  no later than the close of business on the day the notice is given, in which case the notice shall be effective when so given; or (2) the notice may be given by depositing it in the United States mail, postage prepaid, in which case the notice shall be effective when so deposited. The mailing addresses of the parties, for purposes of this provision, are listed below, but may be changed from time to time by a notice given as above provided.

      19. The Agent may, in its sole discretion and as a matter of bookkeeping convenience, credit a Fund with interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor and the Principal agrees that such bookkeeping credits may also be reflected on a Fund's books, and otherwise, as "immediately available" or "same day" funds or by some similar characterization. Notwithstanding any such credit or characterization, all such credits shall be conditional upon the Agent's actual receipt of final payment and may be reversed by the Agent to the extent that final payment is not received. If the Agent, in its sole discretion, permits a Fund to use funds credited to it prior to receipt by the Agent of final payment thereof, the Fund shall nonetheless continue to bear the risk of, and liability for, the Agent's nonreceipt of final payment in full, except as provided in paragraph 20 hereof. For all purposes of this Agreement, payment with respect to a transaction will not be "final" until the Agent shall have received immediately available funds which under applicable law or rule are irreversible, which are not subject to any security interest, levy or other encumbrance, and which are specifically applicable, or deemed by the Agent to be specifically applicable, to such transaction.

      20. The following indemnification will apply for purposes of this Agreement.

            (A) If the borrower in respect of any loan effected pursuant hereto and pursuant to the relevant Securities Loan Agreement fails to return any loaned Securities to the Agent for the account of a Fund when due (the "Return Date"), then the Agent, subject to satisfaction of the applicable Fund's obligations under paragraph 6 of this Agreement, shall take all actions which it deems necessary or appropriate to liquidate Approved Investments and any other Collateral in connection with Loans to such borrower and, unless advised by the Adviser to the contrary, shall make a reasonable effort for two business days after the Return Date (the "Replacement Period") to apply the proceeds thereof to the purchase of securities identical to the


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                  loaned  Securities not returned and any distribution then due.
                  If during the Replacement Period the Collateral liquidation proceeds are insufficient to replace any of the loaned Securities and any distributions then due, Agent shall, subject to satisfaction of the applicable Fund's obligations under Paragraph 6 of this Agreement, pay such additional amounts as are necessary to make such replacement. Purchases of replacement securities shall be made only in such markets, in such manner and upon such terms as Agent shall consider appropriate in its sole discretion. Replacement securities shall be credited to the account of the respective Fund upon receipt by Agent. Subject to paragraph 7 hereof, if Agent is unsuccessful in purchasing any replacement securities during the Replacement Period, the Collateral liquidation proceeds (as determined below) shall be credited to the respective Fund's Account, and Agent shall, subject to satisfaction of the Funds' obligations under Paragraph 6 of this Agreement, credit to the respective fund's account cash in an amount (if any) equal to (X) the market value of the loaned Securities at the end of the Replacement Period and distributions not returned, minus (Y) the market value of the Collateral liquidation proceeds (as determined below), such calculation and credit to be made at the end of the Replacement Period. In addition, at the end of the Replacement Period, Agent shall pay to the applicable Fund (i) an amount equal to any interest expense incurred by the Fund which is directly attributable to the failure of the borrower to return any loaned Securities when required and (ii) an amount equal to any buy-in-costs or buy-in-expenses actually incurred and directly attributable to the failure of a borrower to return any loaned Securities and distributions then due when required.

                  The market value of the Collateral liquidation proceeds shall be determined as follows: (i) in the case of loans collateralized by cash Collateral, the greater of (A) the market value of the cash Collateral held with respect to such loaned Securities on the date of initial pledge as adjusted for any subsequent marks-to-market through the end of the Replacement Period, to the extent such marks-to-market are satisfied by borrower, and (B) the market value of the proceeds of cash Collateral investments held with respect to such loaned Securities at the end of the Replacement Period and, (ii) in the case of loans collateralized by non-cash Collateral, the market value of such Collateral held with respect to such loaned Securities at the end of the Replacement Period.

                  Market value shall be determined by the Agent in accordance with this Agreement and the applicable Securities Loan Agreement, including the computation of dollar equivalents where loaned Securities and/or Collateral (and proceeds) are denominated in a currency other than U.S. dollars. Where cash Collateral and non-cash Collateral have each been received with respect to a particular loan as of the Return Date, the Difference payable shall be computed in accordance with the foregoing as if there had been two loans in effect on the Return Date, the first reflecting that fraction of non-cash Collateral to total Collateral and the second reflecting that fraction of cash Collateral to total Collateral.

            (B) The Agent will notify the Adviser as promptly as practicable under the circumstances of the borrower's failure or refusal to return the loaned Securities.

            (C) In no event will the Agent be liable to the Principal or any Fund under this indemnity for any amount in addition to the amount computed in accordance with subparagraph (A) of this paragraph 20.

            (D) Upon the Agent's crediting or paying the amounts required pursuant to subparagraph (A) of this paragraph 20, the Principal agrees that the Agent is and will remain subrogated to all of the Principal's rights and the relevant Fund's rights under the Securities Loan Agreement or otherwise (to the extent of such credit or payment) including, but not limited to, the Principal's rights and the relevant Fund's rights with respect to the loaned Securities and distributions paid or payable thereon, and Collateral and any earnings and distributions paid or payable in connection therewith, without the execution of any documents or the giving of any notice.

            (E) The Principal agrees to execute and deliver to the Agent such further documents and to otherwise fully cooperate with the Agent to give effect to the Agent's rights of subrogation hereunder.

            (F) Except as specifically set forth in this paragraph 20 and in paragraph 7, above, the Agent shall have no duty or obligation to take any action to effect payment by a borrower of any amounts owed by such borrower or the return of any Securities borrowed by the borrower pursuant to the Securities Loan Agreement.

            (G) The Principal's obligation to the Agent as set forth in paragraph 9 hereof will not apply to any costs or expenses incurred by the Agent in performing the Agent's obligations under this paragraph 20.

            (H) The Agent may terminate the provisions of this paragraph 20 with respect to any borrower at any time by delivery of a notice to the Adviser specifying a termination date not earlier than the date of receipt of such notice by the Principal. No such termination shall be effective with respect to any then existing rights of either party under this paragraph 20 or any outstanding loans of Securities entered into prior to the specified termination date.

      21. The terms of this Agreement are completely separate and independent from any other securities lending agreement or program to which the Funds are not a party, including those that may involve the Agent and the Adviser in the Adviser's capacities other than as investment adviser to the Funds, and all rights and obligations hereunder shall be construed independently of any other agreements or programs. This Agreement supersedes any other agreement between the parties covering loans of Securities by Agent on behalf of the Principal. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. No single or partial waiver of any right hereunder shall preclude any other or further exercise thereof, or the exercise of any other right hereunder. The obligations of any Fund entered into in the name or on behalf thereof by any of their representatives or agents are made not individually, but in such capacities and are not binding upon any of the Directors or Trustees, shareholders or representatives of the Fund personally, but bind only the assets of the Fund, and the Agent, each borrower and any other persons dealing with a Fund in connection with this Agreement must look solely to the assets of the Fund for the enforcement of any claims against the Fund arising out of this Agreement or any loan agreement.

      22. Each Fund shall be deemed to have entered into this Agreement severally and not jointly, and the provisions of this Agreement shall be construed accordingly. Each reference hereunder to the Funds or a Fund shall be deemed a separate reference solely to the Fund to which a particular loan under this Agreement relates. Under no circumstances shall the rights, obligations or remedies hereunder with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. In particular, and without otherwise limiting the scope of this paragraph: (i) the Collateral and mark-to-market requirements specified in Paragraph 6 of this Agreement shall be calculated separately based solely upon the loans entered into by each Fund, (ii) any indemnification by one Fund under Paragraph 9 of this Agreement shall not create any right or obligation with respect to any other Fund, and (iii) Agent shall have no right to set off claims against or amounts owed by one Fund by applying property of another fund.

THE PRINCIPAL                               THE AGENT

on behalf of the Funds set forth on
Exhibit A, individually and not jointly     KEY TRUST COMPANY OF
                                            OHIO, N.A.


By:  /s/ J. David Huber                     By:  /s/ William R. Allen
     --------------------------------       ------------------------------------
Title:  Vice President                      Title:  Vice President
        ----------------------------                ----------------------------
Address:     3435 Stelzer Road              And:  Terence J. Butt
          --------------------------              ------------------------------
             Columbus, OH  43219            Title:  AVP
          --------------------------        ------------------------------------
          --------------------------        Address: 127 Public Square
                                                     ---------------------------
                                                     Cleveland, OH  44114
                                                     ---------------------------

                                                     ---------------------------

THE ADVISER

KEY ASSET MANAGEMENT INC.

By: /s/ Richard J. Buoncore
    --------------------------------------------------
Title:  President and Chief Operating Officer
      ------------------------------------------------
Address: 127 Public Square
        ----------------------------------------------
             Cleveland, OH  44114
        ----------------------------------------------

        ----------------------------------------------


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